Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of February 20, 2024, by and among SDCL EDGE Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), SDCL EDGE Acquisition Corporation, a Cayman Islands exempted company (“Acquiror”), and Specialty Copper Listco Plc, a public limited company registered in England and Wales with Companies House number 15395590 (“PubCo”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,639,375 SEDA Class B Shares (the “Sponsor SEDA Class B Shares”);

WHEREAS, concurrently with the execution and delivery of this Sponsor Agreement, (i) Acquiror, (ii) Mr. Edward Wilson Davis, solely in the capacity as the representative for the shareholders of Acquiror, (iii) PubCo, (iv) SEDA Magnet LLC, a Delaware limited liability company (“Merger Sub”), (v) Magnet Joint Venture GmbH, a limited liability company organized under the laws of Germany (“JV GmbH”), (vi) PP S&C Holding GmbH, a limited liability company organized under the laws of Germany (“PP Holding”), (vii) cunova GmbH, a limited liability company organized under the laws of Germany (“Cunova” and, together with JV GmbH and PP Holding, “Target”), (viii) KME SE, a stock corporation organized under the laws of Germany (“KME”), (ix) Creature Kingdom Limited, a private limited company registered in England and Wales with registered number 06799429 (“Creature Kingdom”), and (x) The Paragon Fund III GmbH & Co. geschlossene Investment KG, a limited partnership organized under the laws of Germany (“Paragon”), are entering into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, (A) Acquiror will merge with and into Merger Sub (the “Merger”), with Merger Sub as the surviving company in the Merger and, after giving effect to the Merger, (B) (I) KME shall cause KME Special Products GmbH & Co. KG to transfer its shares in JV GmbH to PubCo, (II) KME will procure the transfer of the Aerospace Business to Cunova (or one of its subsidiaries), and (III) Paragon will transfer its shares in PP Holding to PubCo, (such transactions, together with the other transactions contemplated by the Business Combination Agreement and the ancillary documents thereto, the “Business Combination”); and

WHEREAS, as an inducement to Acquiror and PubCo to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. The Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor shall be bound by and comply with Sections 11.04(b) (Exclusivity) in respect of any Business Combination Proposal and Section 11.06 (Confidentiality; Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if the Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Article 13 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), except in connection with the Founder Shares Conversion, the Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any Lien or option to purchase, deposit into a voting trust or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement/Proxy Statement or Registration Statement (as defined in the Subscription Agreements)) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Sponsor SEDA Class B Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Sponsor SEDA Class B Shares (clauses (i) and (ii) collectively, a “SEDA Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii); provided, however, that the foregoing shall not prohibit the Founder Shares Conversion and any SEDA Transfers between the Sponsor and any Affiliate of the Sponsor, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers a joinder to this Sponsor Agreement to the reasonable satisfaction of the other parties hereto.

Section 1.3 New Shares. In the event that (a) any SEDA Shares or any SEDA Warrants or other equity securities of Acquiror are issued to the Sponsor after the date of this Sponsor Agreement pursuant to any share dividend, share split or sub-division, recapitalization, reclassification, combination or exchange of SEDA Shares or SEDA Warrants of, on or affecting the SEDA Shares or the SEDA Warrants owned by the Sponsor or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any SEDA Shares, any SEDA Warrants or any other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any SEDA Shares or other equity securities of Acquiror after the date of this Sponsor Agreement (such SEDA Shares, such SEDA Warrants or such other equity securities of Acquiror, collectively, the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the SEDA Shares or SEDA Warrants, owned by the Sponsor as of the date hereof.

Section 1.4 Closing Date Deliverables. On or prior to the Closing Date, the Sponsor, on behalf of itself, shall deliver to PubCo, KME Special, Capricorn and Seaside, a duly executed counterpart to the Registration Rights Agreement substantially on the terms contained in the Registration Rights Agreement Term Sheet attached as Exhibit B to the Business Combination Agreement.

Section 1.5 Support Agreements.

(a) Hereafter until the Expiration Time, at any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, the Sponsor shall (i) if a meeting is held, appear at each such meeting (in person or by proxy) or otherwise cause all of its SEDA Shares to be counted as present thereat for purposes of establishing a quorum (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SEDA Shares and (iii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering all of its SEDA Warrants:

(i) in favor of each Proposal;

(ii) in favor of the Requisite SEDA Warrantholder Approval;

(iii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Proposals);

(iv) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Business Combination Agreement and the transactions contemplated thereby, including the Merger);

(v) against any change in the business, management or board of directors of Acquiror (other than in connection with the Proposals); and

(vi) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement, or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror under the Business Combination Agreement, (C) result in any of the conditions set forth in Article 12 of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital shares of, Acquiror (other than in connection with the Merger and the Founder Shares Conversion).

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of October 28, 2021, by and among the Sponsor, Acquiror and the other parties thereto (the “Letter Agreement”), including without limitation the obligations of the Sponsor pursuant to Section 3 therein to not redeem any SEDA Shares owned by the Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

(c) From the date hereof until the Expiration Time, and unless expressly permitted pursuant to the terms of the Business Combination Agreement, the Sponsor shall not modify or amend any Contract between or among the Sponsor or any Affiliate of the Sponsor (other than Acquiror), on the one hand, and Acquiror, on the other hand.

Section 1.6 Founder Shares Conversion.

(a) The Sponsor hereby agrees that, immediately prior to the consummation of the Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Merger set forth in Article 12 of the Business Combination Agreement), the Sponsor shall contribute, transfer, assign, convey and deliver to Acquiror, and Acquiror shall acquire and accept from the Sponsor, all of the Sponsor’s right, title, and interest in, to and under the Sponsor SEDA Class B Shares and, in exchange therefor, Acquiror shall issue to the Sponsor SEDA Class A Shares, free and clear of all Liens as provided below (the “Founder Shares Conversion”).

(b) In connection with the Founder Shares Conversion, all Sponsor SEDA Class B Shares shall be exchanged and converted into 1,593,941 SEDA Class A Shares.

(c) No certificates will be issued in connection with the Founder Shares Conversion, and Acquiror will record the exchange of Sponsor SEDA Class B Shares for the SEDA Class A Shares that the Sponsor is acquiring pursuant to the terms and conditions of this Section 1.6 on its books and records. Following the Founder Shares Conversion and the transactions contemplated by the Business Combination Agreement, the Sponsor will not hold any Sponsor SEDA Class B Shares.

(d) The Founder Shares Conversion shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Sponsor Agreement, and the Founder Shares Conversion shall be void and of no force and effect in the event this Sponsor Agreement is terminated prior to the Closing.

(e) The parties hereto intend that the Founder Shares Conversion will be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 1.7 Reimbursement of Sponsor Loans.

(a) Acquiror and Sponsor hereby irrevocably and unconditionally agree that:

(i) if, immediately prior to the consummation of the Merger (and, for the avoidance of doubt, prior to the Founder Shares Conversion), any amounts (the “Sponsor Loans”) are outstanding under the Sponsor Working Capital Promissory Note or the Sponsor Extension Funding Promissory Note, any such Sponsor Loans shall, at the Sponsor’s option, immediately be repaid in cash or converted into the corresponding number of SEDA Warrants or SEDA Class A Shares (as applicable under the terms of the Sponsor Working Capital Promissory Note or the Sponsor Extension Funding Promissory Note); and

(ii) following settlement of the Sponsor Loans pursuant to this Section 1.7, the Sponsor Loans shall be fully extinguished and Acquiror and the Sponsor shall have no obligation to each other in respect of the Sponsor Working Capital Promissory Note or Sponsor Extension Funding Promissory Note.

Section 1.8 Further Assurances. The Sponsor shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein.

Section 1.9 No Inconsistent Agreement. The Sponsor hereby represents and covenants that it has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties. The Sponsor represents and warrants as of the date hereof to Acquiror and PubCo as follows:

(a) Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the Laws of the Cayman Islands, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Sponsor. This Sponsor Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof, subject to any Enforceability Exceptions.

(b) Ownership. The Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Sponsor SEDA Class B Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor SEDA Class B Shares (other than transfer restrictions under the Securities Act)) affecting any such Sponsor SEDA Class B Shares, other than Liens pursuant to (i) this Sponsor Agreement, (ii) Acquiror’s Governing Documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement, or (vi) any applicable securities Laws. The Sponsor SEDA Class B Shares are the only equity securities of Acquiror owned of record or beneficially by the Sponsor on the date of this Sponsor Agreement, and none of the Sponsor SEDA Class B Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Sponsor SEDA Class B Shares, except as provided hereunder and under the Letter Agreement. Other than the SEDA Private Warrants or pursuant to any rights under any Working Capital Promissory Note or Extension Funding Promissory Note, on the date hereof, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of the Sponsor, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or the Sponsor SEDA Class B Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement.

(d) Litigation. There are no Actions pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 7.07 of the SEDA Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule I hereto, neither the Sponsor nor, to the knowledge of the Sponsor, any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership of five percent (5%) or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror.

(g) Acknowledgment. The Sponsor understands and acknowledges that each of Acquiror and PubCo is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Sponsor Agreement.

(h) No Other Representations or Warranties. Except for the representations and warranties made by the Sponsor in this ARTICLE II, the Sponsor does not make any express or implied representation or warranty to Acquiror or PubCo in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and the Sponsor expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, (b) the liquidation of Acquiror pursuant to applicable Law and the Organizational Documents of Acquiror, and (c) the written agreement of the Sponsor, Acquiror, and PubCo. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE III shall survive the termination of this Sponsor Agreement.

Section 3.2 Governing Law. This Sponsor Agreement and all disputes or controversies arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS SPONSOR AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT. THE PARTIES TO THIS SPONSOR AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto. Any attempted assignment of this Sponsor Agreement not in accordance with the terms of this Section 3.4 shall be void.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Sponsor Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Sponsor Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Sponsor Agreement on the basis that (a) the other parties hereto have an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 3.6 Amendment; Waiver. This Sponsor Agreement may not be amended, modified or terminated (other than as provided in Section 3.1), except upon a written agreement executed and delivered by Acquiror, PubCo and the Sponsor. Any waiver of any breach of this Sponsor Agreement extended by Acquiror or PubCo to the Sponsor shall not be construed as a waiver of any rights or remedies of Acquiror or PubCo with respect to any subsequent breach of the Sponsor. Any waiver of any provisions hereof by any party hereto shall not be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 3.7 Severability. Whenever possible, each provision of this Sponsor Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Sponsor Agreement is held to be invalid, illegal or unenforceable under applicable Law, then all other provisions of this Sponsor Agreement shall remain in full force and effect. Upon such determination that any term or other provision of this Sponsor Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall take any actions necessary to render the remaining provisions of this Sponsor Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, negotiate in good faith to modify this Sponsor Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by (a) delivery in person, (b) posting in the United States mail (having been sent registered or certified mail return receipt requested, postage prepaid), (c) FedEx or other nationally recognized overnight delivery service or (d) e-mail (having obtained electronic delivery confirmation thereof, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Acquiror:

SDCL EDGE Acquisition Corporation
PO Box 309, Ugland House
Grand Cayman, KY1-1104, Cayman Islands

Attention: Ned Davis
Email: [●]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
Attention: Lorenzo Corte, Maria Protopapa

Email: [●], [●]

If to PubCo:

Specialty Copper Listco Plc

Attention: Ned Davis

Email: [●]

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
Attention: Lorenzo Corte, Maria Protopapa
Email: [●], [●]

If to the Sponsor:

SDCL EDGE Sponsor LLC

PO Box 309, Ugland House
Grand Cayman, KY1-1104, Cayman Islands

Attention: Benoit Sansoucy, Ned Davis
Email: [●], [●]

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
Attention: Lorenzo Corte, Maria Protopapa

Email: [●], [●]

Section 3.9 Counterparts. This Sponsor Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Sponsor Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Sponsor Agreement.

Section 3.10 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements, representations or other arrangements, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

Section 3.11 Third Party Beneficiaries.

(a) Except as set forth in Section 3.11(b) below, the parties hereto do not confer any rights or remedies upon any Person other than the parties to this Sponsor Agreement and their respective successors and permitted assigns.

(b) The parties hereto hereby designate PP S&C Holding GmbH, a limited liability company organized under the laws of Germany, as a third-party beneficiary of Section 1.5 of this Sponsor Agreement having the right to enforce Section 1.5.

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IN WITNESS WHEREOF, the Sponsor, Acquiror and PubCo have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

SDCL EDGE SPONSOR LLC

By:	/s/ Benoit Sansoucy
	Name:	Benoit Sansoucy
	Title:	Manager

ACQUIROR:

SDCL EDGE ACQUISITION CORPORATION

By:	/s/ Ned Davis
	Name:	Ned Davis
	Title:	Chief Financial Officer

PUBCO:

SPECIALTY COPPER LISTCO PLC

By:	/s/ Jonathan Maxwell
	Name:	Jonathan Maxwell
	Title:	Director

Affiliate Arrangements

1.	Securities Subscription Agreement, dated February 23, 2021, by and between Acquiror and the Sponsor.

2.	Engagement letter of Maples and Calder London, dated February 24, 2021, with respect to the services rendered by Maples and Calder London as Cayman Islands law counsel to Acquiror and the Sponsor.

3.	Letter Agreement, dated October 28, 2021, by and among Acquiror, the Sponsor, Capricorn, Seaside and each director and executive officer of Acquiror.

4.	Registration Rights Agreement, dated October 28, 2021, by and among Acquiror, the Sponsor, Capricorn and Seaside.

5.	Private Placement Warrants Purchase Agreement, dated October 28, 2021, by and among Acquiror, the Sponsor, Capricorn and Seaside.

6.	Administrative Services Agreement, dated October 28, 2021, by and between Acquiror and the Sponsor.

7.	Investment Advisory Agreement, dated October 28, 2021, by and among Acquiror, the Sponsor, and Sustainable Development Capital LLP.

8.	Promissory Note, dated September 8, 2023, by and between Acquiror, debtor, and the Sponsor, creditor, in the amount of $1,200,000.

9.	Funding Undertaking and Promissory Note, dated November 2, 2023, by and between Acquiror, debtor, and the Sponsor, creditor, in the aggregate amount of $1,392,928.